UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2016

NEWFIELD EXPLORATION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12534	72-1133047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Waterway Square Place, Suite 100
The Woodlands, Texas 77380

(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 210-5100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 11, 2016, the Board of Directors (the “Board”) of Newfield Exploration Company (the “Company”) approved an amendment (the “First Amendment”) to the bylaws of the Company (as amended, the “Bylaws”), effective November 11, 2016, to implement proxy access and to make certain changes to the advance notice provisions contained in Article II, Section 2.13. Article II, Section 2.13(e) has been added to the Bylaws to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of (i) 20% of the Board or (ii) two directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws.

This summary is qualified in its entirety by reference to the First Amendment, effective November 11, 2016, which is filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 9.01                   Financial Statements and Exhibits

(d)   Exhibits

3.1	First Amendment to the Amended and Restated Bylaws, effective November 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 16, 2016

NEWFIELD EXPLORATION COMPANY

By:	/s/ Timothy D. Yang
Timothy D. Yang
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.1	First Amendment to the Amended and Restated Bylaws, effective November 11, 2016.